UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2010
WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
228 St. Charles Avenue, New Orleans, Louisiana 70130

(Addresses of Principal Executive Offices, including Zip Code)
(504) 586-7272

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 12, 2010, Whitney National Bank (the “Bank”), a wholly-owned subsidiary of Whitney Holding Corporation (the “Company”), consented and agreed to the issuance of a Consent Order (the “Order”) by the Office of the Comptroller of the Currency (the “OCC”), the Bank’s primary banking regulator, addressing certain matters related to the Bank Secrecy Act, as amended (“BSA”).
     The Order requires the Bank, among other things:
•	to establish a compliance committee to monitor and coordinate compliance with the Order within 30 days and to provide a written report to the OCC;

•	to engage a consultant to assist the Board of Directors in reviewing the Bank’s BSA compliance personnel within 90 days and to review previous account and transaction activity for the Bank;

•	to develop, implement and ensure adherence to a comprehensive written program of policies and procedures that provide for BSA compliance within 150 days; and

•	to develop and implement a written, institution-wide and on-going BSA risk assessment to accurately identify risks within 150 days.
     Any material failure to comply with the provisions of the Order could result in enforcement actions by the OCC. Prior to the issuance of the Order, the Company had already commenced and implemented initiatives and strategies to address the issues noted in the Order. The Bank continues to work cooperatively with its regulators and expects to fully satisfy the items contained in the Order.
     The foregoing description of the Order is qualified in its entirety by reference to the Order, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The Stipulation and Consent to the Issuance of a Consent Order is also attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Form of Consent Order, dated February 12, 2010, issued by the Comptroller of the Currency in the matter of Whitney National Bank.

99.2	Form of Stipulation and Consent to the Issuance of a Consent Order dated February 12, 2010, issued by the Comptroller of the Currency in the matter of Whitney National Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION
By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Senior Executive Vice President and Chief Financial Officer

Date: February 19, 2010